Free Writing Prospectus
Filed Pursuant to Rule 433
Dated May 24, 2017
Registration Statement Nos. 333-206773, 333-206773-01 and 333-206773-02

FORD CREDIT FLOORPLAN MASTER OWNER TRUST 2017-1

JT-BOOKS: Barclays (str), BNP, Credit Suisse, Deutsche Bank, Morgan Stanley

CO-MGRS : Commerzbank SLG GRP : CastleOak, Mischler, Loop

CLASS	$AMT(MM)	WAL	S&P/F	E.FNL	L.FNL	BMK SPD	YIELD	COUP	PRICE
A-1	800.000	2.96	AAA/AAA	05/20	05/22	IntS + 40	2.085%	2.07%	99.98283
A-2	200.000	2.96	AAA/AAA	05/20	05/22	1ML + 42		1ML+42	100.00000
B	45.752	2.96	AA+/AA	05/20	05/22	IntS + 58	2.265%	2.25%	99.98750
C	65.359	2.96	***** NOT OFFERED ******
D	39.216	2.96	***** NOT OFFERED ******

TICKER:	FORDF 2017-1	EXPECTED RATINGS:	S&P/FITCH
EXPECTED SETTLE:	05/30/17	ERISA ELIGIBLE:	YES
FIRST PAY DATE:	06/15/17	BILL & DELIVER:	BARCLAYS
TARGET PRICING:	PRICED	MIN DEMOM:	$1K X $1K
REGISTRATION:	SEC-REG	CUSIPS:	A-1 34528QFJ8
A-2 34528QFK5
-ATTACHED INFORMATION-			B 34528QFL3
* Preliminary Prospectus
* Ratings FWP
* Investor Presentation (attached)
* CDI (attached - no password. Deal name: FCF17001)

THE ISSUER HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS) WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION (SEC) FOR THIS OFFERING. BEFORE YOU INVEST, YOU SHOULD READ THE PROSPECTUS FOR THIS OFFERING IN THAT REGISTRATION STATEMENT, AND OTHER DOCUMENTS THE ISSUER HAS FILED WITH THE SEC, FOR MORE COMPLETE INFORMATION ABOUT THE ISSUER AND THIS OFFERING. YOU MAY GET THESE DOCUMENTS FOR FREE BY SEARCHING THE SEC ONLINE DATABASE (EDGAR®) AT WWW.SEC.GOV. ALTERNATIVELY, YOU MAY OBTAIN A COPY OF THE PROSPECTUS FROM BARCLAYS CAPITAL INC. BY CALLING 1-888-603-5847.